Exhibit 99.1

NEWS release

P.O. Box 10, Manitowoc, WI 54221-0010

For further information, contact:

Kevin M. LeMahieu, Chief Financial Officer

Phone: (920) 652-3200 / klemahieu@bankfirst.com

FOR IMMEDIATE RELEASE

Bank First Announces Net Income for the First Quarter of 2024

•	Net income of $15.4 million and earnings per common share of $1.51 for the three months ended March 31, 2024

•	Annualized return on average assets of 1.50% for the three months ended March 31, 2024

•	261,340 common shares repurchased, 2.5% of outstanding shares as of the beginning of the period, during the first quarter of 2024

•	Quarterly cash dividend of $0.35 per share declared, matching the prior-quarter and 16.7% higher than the prior-year first quarter

MANITOWOC, Wis, April 16, 2024 -- Bank First Corporation (NASDAQ: BFC) (“Bank First” or the “Bank”), the holding company for Bank First, N.A., reported net income of $15.4 million, or $1.51 per share, for the first quarter of 2024, compared with net income of $10.7 million, or $1.09 per share, for the prior-year first quarter. After removing the impact of one-time expenses related to acquisitions, as well as gains and losses on sales of securities and other real estate owned, the Bank reported adjusted net income (non-GAAP) of $15.4 million, or $1.51 per share, for the first quarter of 2024, compared with $14.7 million, or $1.50 for the prior-year first quarter.

Operating Results

Net interest income (“NII”) during the first quarter of 2024 was $33.3 million, up $0.4 million from the previous quarter and up $1.1 million from the first quarter of 2023. The impact of purchase accounting increased NII by $1.2 million, or $0.09 per share after tax, during the first quarter of 2024, compared to $0.4 million, or $0.03 per share after tax, during the previous quarter and $1.2 million, or $0.17 per share after tax, during the first quarter of 2023.

Net interest margin (“NIM”) was 3.62% for the first quarter of 2024, compared to 3.53% for the previous quarter and 3.74% for the first quarter of 2023. NII from purchase accounting increased NIM by 0.13%, 0.03% and 0.26% for each period, respectively.

Bank First recorded a provision for credit losses of $0.2 million during the first quarter of 2024, compared to $0.5 million during the previous quarter and $4.2 million during the first quarter of 2023. Net recoveries of previously charged-off loan balances over currently charged-off loans totaled $0.6 million during the first quarter of 2024, adding to the recorded provision for credit losses in creating an adequate credit loss reserve for the Bank’s growth in its loan portfolio. The acquisition of the loan portfolio of Hometown Bancorp, Ltd. (“Hometown”) during the first quarter of 2023 resulted in a day one provision for credit losses expense of $3.6 million, leading to the significant year-over-year first quarter variance in provision expense.

Noninterest income was $4.4 million for the first quarter of 2024, compared to $5.8 million for the first quarter of 2023. One differentiator in year-over-year first quarter noninterest income was the absence of income from UFS, LLC (“UFS”) during 2024 compared to $0.9 million of revenue from UFS during the first quarter of 2023. The Bank sold 100% of its member interest in UFS in a transaction that closed on October 1, 2023. The Bank also experienced a $0.3 million negative valuation adjustment to its mortgage servicing rights asset during the first quarter of 2024, which compared unfavorably to a $0.8 million favorable adjustment in the prior-year first quarter. All other components of noninterest income were relatively consistent year-over-year.

Noninterest expense was $20.3 million in the first quarter of 2024, compared to $19.7 million during the first quarter of 2023. Personnel expense increased by $1.0 million year-over-year as additional staff from the acquisition of Hometown impacted the full first quarter of 2024 compared to just over one-half of the first quarter of 2023. Data processing expenses, which increased by $0.5 million year-over-year, included $0.3 million paid to a vendor during the first quarter of 2024 related to upgrading the Bank’s online customer platform. Postage, stationery and supplies expenses, as well as outside service fees, were heavily impacted by one-time acquisition expenses from the acquisition of Hometown during the first quarter of 2023, leading to a year-over-year reduction in these expense categories during the first quarter of 2024.

The comparability of year-over-year income tax expense was affected by a provision enacted in the Bank’s home state during 2023 which offered an income tax exclusion on certain commercial and agricultural loans to borrowers who reside or are located in the state of Wisconsin. While Wisconsin’s governor signed this provision on July 5, 2023, rules related to qualifying loans under it were not finalized until the first quarter of 2024. Based on these final rules, an additional benefit of $1.3 million was recorded during the first quarter of 2024 as a refinement to provisions for income taxes from 2023.

Balance Sheet

Total assets were $4.10 billion at March 31, 2024, a decrease of $121.9 million from December 31, 2023, and $67.3 million lower than March 31, 2023.

Total loans were $3.38 billion at March 31, 2024, up $40.4 million from December 31, 2023, and up $60.1 million from March 31, 2023. Loans grew by 4.9% annualized during the first quarter of 2024. Much of this growth occurred later in the quarter, muting the impact on earnings and NII, but future quarters should benefit to a greater degree.

Total deposits, nearly all of which remain core deposits, were $3.42 billion at March 31, 2024, down $16.9 million from December 31, 2023, and down $47.2 million from March 31, 2023. Noninterest-bearing demand deposits comprised 29.0% of the Bank’s total deposits at March 31, 2024, compared to 31.8% at March 31, 2023, as the Bank experienced a modest shift in the makeup of its deposit portfolio towards interest-bearing balances.

Asset Quality

Nonperforming assets at March 31, 2024 totaled $12.5 million, up from $9.1 million at the end of the fourth and first quarters of 2023. The current quarter increase in nonperforming assets resulted from one loan totaling $3.6 million which was moved to nonaccrual status. This loan and over 95% of the Bank’s total nonaccrual loan balances were included in the loan portfolios of the Bank’s previous two acquisitions. Nonperforming assets to total assets ended the first quarter of 2024 at 0.31%, up from 0.21% at the end of the prior quarter and 0.22% at the end of the prior-year first quarter.

Capital Position

Stockholders’ equity totaled $609.3 million at March 31, 2024, an increase of $47.0 million from the end of the first quarter of 2023, but a decrease of $10.5 million from December 31, 2023. Dividends totaling $3.5 million and repurchases of BFC common stock totaling $22.3 million outpaced earnings of $15.4 million during the quarter, causing the decline in capital. The Bank’s book value per common share totaled $60.16 at March 31, 2024 compared to $59.80 at December 31, 2023 and $54.04 at March 31, 2023. Tangible book value per common share (non-GAAP) totaled $40.35 at March 31, 2024 compared to $40.30 at December 31, 2023 and $34.14 at March 31, 2023.

Dividend Declaration

Bank First’s Board of Directors approved a quarterly cash dividend of $0.35 per common share, payable on July 10, 2024, to shareholders of record as of June 26, 2024.

Bank First Corporation provides financial services through its subsidiary, Bank First, N.A., which was incorporated in 1894. Bank First offers loan, deposit and treasury management products at each of its 26 banking locations in Wisconsin. The Bank has grown through both acquisitions and de novo branch expansion. The Bank employs approximately 361 full-time equivalent staff and has assets of approximately $4.1 billion. Insurance services are available through our bond with Ansay & Associates, LLC. Trust, investment advisory and other financial services are offered in collaboration with several regional partners. Further information about Bank First Corporation is available by clicking on the Shareholder Services tab at www.bankfirst.com.

# # #

Forward-Looking Statements: Certain statements contained in this press release and in other recent filings may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements relating to the timing, benefits, costs, and synergies of the merger with Hometown, statements relating to our projected growth, anticipated future financial performance, financial condition, credit quality and management’s long-term performance goals, and statements relating to the anticipated effects on our business, financial condition and results of operations from expected developments or events, our business, growth and strategies. These statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “projection,” and other variations of such words and phrases and similar expressions.

These forward-looking statements are not historical facts, and are based upon current expectations, estimates, and projections, many of which, by their nature, are inherently uncertain and beyond Bank First’s control. The inclusion of these forward-looking statements should not be regarded as a representation by Bank First or any other person that such expectations, estimates, and projections will be achieved. Accordingly, Bank First cautions shareholders and investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements including, without limitation, (1) business and economic conditions nationally, regionally and in our target markets, particularly in Wisconsin and the geographic areas in which we operate, (2) changes in government interest rate policies, (3) our ability to effectively manage problem credits, (4) the risks associated with Bank First’s pursuit of future acquisitions, (5) Bank First’s ability to successful execute its various business strategies, including its ability to execute on potential acquisition opportunities, and (6) general competitive, economic, political, and market conditions.

This communication contains non-GAAP financial measures, such as non-GAAP adjusted net income, non-GAAP adjusted earnings per common share, adjusted earnings return on assets, tangible book value per common share, and tangible common equity to tangible assets. Management believes such measures to be helpful to management, investors and others in understanding Bank First's results of operations or financial position. When non-GAAP financial measures are used, the comparable GAAP financial measures, as well as the reconciliation of the non-GAAP measures to the GAAP financial measures, are provided. See " Non-GAAP Financial Measures" below. The non-GAAP net income measure and related reconciliation provide information useful to investors in understanding the operating performance and trends of Bank First and also aid investors in comparing Bank First's financial performance to the financial performance of peer banks.  Management considers non-GAAP financial ratios to be critical metrics with which to analyze and evaluate financial condition and capital strengths. While non-GAAP financial measures are frequently used by stakeholders in the evaluation of a corporation, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

Further information regarding Bank First and factors which could affect the forward-looking statements contained herein can be found in Bank First's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and its other filings with the Securities and Exchange Commission (the “SEC”). Many of these factors are beyond Bank First’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this press release, and Bank First undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for Bank First to predict their occurrence or how they will affect the company.

Bank First Corporation

Consolidated Financial Summary (Unaudited)

(In thousands, except share and per share data)	At or for the Three Months Ended
	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Results of Operations:
Interest income	$49,272	$48,663	$46,989	$45,929	$40,902
Interest expense	15,923	15,747	12,931	11,657	8,668
Net interest income	33,349	32,916	34,058	34,272	32,234
Provision for credit losses	200	500	-	-	4,182
Net interest income after provision for credit losses	33,149	32,416	34,058	34,272	28,052
Noninterest income	4,397	42,458	5,254	4,554	5,849
Noninterest expense	20,324	28,862	19,647	19,946	19,664
Income before income tax expense	17,222	46,012	19,665	18,880	14,237
Income tax expense	1,810	11,114	4,861	4,748	3,557
Net income	$15,412	$34,898	$14,804	$14,132	$10,680

Earnings per common share - basic	$1.51	$3.39	$1.43	$1.37	$1.09
Earnings per common share - diluted	1.51	3.39	1.43	1.37	1.09

Common Shares:
Basic weighted average	10,177,932	10,308,275	10,330,779	10,331,725	9,714,184
Diluted weighted average	10,201,373	10,338,715	10,353,621	10,346,575	9,737,879
Outstanding	10,129,190	10,365,131	10,379,071	10,389,240	10,407,114

Noninterest income / noninterest expense:
Service charges	$1,634	$1,847	$1,821	$1,766	$1,599
Income from Ansay	979	110	791	950	1,071
Income (loss) from UFS	-	(179)	784	770	890
Loan servicing income	726	741	734	749	636
Valuation adjustment on mortgage servicing rights	(312)	(65)	229	(548)	779
Net gain on sales of mortgage loans	219	273	248	236	140
Gain on sale of UFS	-	38,904	-	-	-
Other noninterest income	1,151	827	647	631	734
Total noninterest income	$4,397	$42,458	$5,254	$4,554	$5,849

Personnel expense	$10,893	$10,357	$10,216	$9,870	$9,912
Occupancy, equipment and office	1,584	1,307	1,455	1,317	1,591
Data processing	2,389	1,900	2,153	2,094	1,864
Postage, stationery and supplies	238	236	244	224	380
Advertising	95	99	60	85	81
Charitable contributions	176	264	229	228	223
Outside service fees	1,293	1,363	1,438	1,347	2,202
Net loss (gain) on other real estate owned	(47)	1,591	53	489	-
Net loss on sales of securities	34	7,826	-	-	75
Amortization of intangibles	1,500	1,604	1,626	1,672	1,422
Other noninterest expense	2,169	2,315	2,173	2,620	1,914
Total noninterest expense	$20,324	$28,862	$19,647	$19,946	$19,664

Period-end balances:
Cash and cash equivalents	$83,374	$247,468	$75,776	$111,326	$169,691
Investment securities available-for-sale, at fair value	138,420	142,197	179,046	191,303	197,895
Investment securities held-to-maturity, at cost	111,732	103,324	77,154	77,708	78,032
Loans	3,383,395	3,342,974	3,355,549	3,314,481	3,323,296
Allowance for credit losses - loans	(44,378)	(43,609)	(43,404)	(43,409)	(43,316)
Premises and equipment	69,621	69,891	70,994	66,958	63,736
Goodwill and core deposit intangible, net	200,602	202,102	203,705	205,329	207,022
Mortgage servicing rights	13,356	13,668	13,733	13,504	14,052
Other assets	143,802	143,827	154,966	154,871	156,820
Total assets	4,099,924	4,221,842	4,087,519	4,092,071	4,167,228

Deposits	3,416,039	3,432,920	3,398,293	3,405,736	3,463,235
Securities sold under repurchase agreements	-	75,747	17,191	23,802	46,636
Borrowings	47,295	51,394	70,319	70,269	70,994
Other liabilities	27,260	41,983	24,387	21,392	23,991
Total liabilities	3,490,594	3,602,044	3,510,190	3,521,199	3,604,856

Stockholders' equity	609,330	619,798	577,329	570,872	562,372

Book value per common share	$60.16	$59.80	$55.62	$54.95	$54.04
Tangible book value per common share (non-GAAP)	$40.35	$40.30	$36.00	$35.18	$34.14
Average balances:
Loans	$3,355,142	$3,330,511	$3,324,729	$3,312,353	$3,135,438
Interest-earning assets	3,741,498	3,738,589	3,671,620	3,683,143	3,524,672
Total assets	4,144,896	4,147,859	4,092,565	4,100,549	3,901,713
Deposits	3,479,493	3,431,894	3,423,760	3,407,650	3,269,838
Interest-bearing liabilities	2,512,304	2,426,870	2,411,062	2,437,034	2,334,956
Goodwill and other intangibles, net	201,408	202,933	204,556	206,209	160,156
Stockholders' equity	613,190	613,244	576,315	567,531	520,212

Financial ratios:
Return on average assets *	1.50%	3.34%	1.44%	1.38%	1.11%
Return on average common equity *	10.11%	22.58%	10.19%	9.99%	8.33%
Average equity to average assets	14.79%	14.78%	14.08%	13.84%	13.33%
Stockholders' equity to assets	14.86%	14.68%	14.12%	13.95%	13.50%
Tangible equity to tangible assets (non-GAAP)	10.48%	10.39%	9.62%	9.40%	8.97%
Loan yield *	5.41%	5.33%	5.23%	5.20%	4.96%
Earning asset yield *	5.33%	5.20%	5.11%	5.04%	4.74%
Cost of funds *	2.55%	2.57%	2.13%	1.92%	1.51%
Net interest margin, taxable equivalent *	3.62%	3.53%	3.71%	3.77%	3.74%
Net loan charge-offs (recoveries) to average loans *	-0.07%	0.00%	0.00%	-0.01%	0.00%
Nonperforming loans to total loans	0.29%	0.20%	0.10%	0.15%	0.14%
Nonperforming assets to total assets	0.31%	0.21%	0.13%	0.18%	0.22%
Allowance for credit losses - loans to total loans	1.31%	1.30%	1.29%	1.31%	1.30%

Non-GAAP Financial Measures
Adjusted net income reconciliation
Net income (GAAP)	$15,412	$34,898	$14,804	$14,132	$10,680
Acquisition related expenses	-	29	312	171	1,342
Severance from organizational restructure	-	359	-	-	-
Provision for credit losses related to acquisition	-	-	-	-	3,552
Fair value amortization on Trust Preferred redemption	-	1,382	-	-	-
Gain on sale of UFS	-	(38,904)	-	-	-
Losses (gains) on sales of securities and OREO valuations	(13)	9,780	53	489	75
Adjusted net income before income tax impact	15,399	7,544	15,169	14,792	15,649
Income tax impact of adjustments	(3)	7,248	(77)	(165)	(971)
Adjusted net income (non-GAAP)	$15,396	$14,792	$15,092	$14,627	$14,678

Adjusted earnings per share calculation
Adjusted net income (non-GAAP)	$15,396	$14,792	$15,092	$14,627	$14,678
Basic weighted average common shares outstanding	10,177,932	10,308,275	10,330,779	10,331,725	9,714,184
Adjusted earnings per share (non-GAAP)	$1.51	$1.44	$1.46	$1.42	$1.50

Annualized return of adjusted earnings on average assets calculation
Adjusted net income (non-GAAP)	$15,396	$14,792	$15,092	$14,627	$14,678
Average total assets	$4,144,896	$4,147,859	$4,092,565	$4,100,549	$3,901,713
Annualized return of adjusted earnings on average assets (non-GAAP)	1.49%	1.41%	1.48%	1.43%	1.53%

Tangible assets reconciliation
Total assets (GAAP)	$4,099,924	$4,221,842	$4,087,519	$4,092,071	$4,167,228
Goodwill	(175,106)	(175,106)	(175,106)	(175,104)	(175,125)
Core deposit intangible, net of amortization	(25,496)	(26,996)	(28,599)	(30,225)	(31,897)
Tangible assets (non-GAAP)	$3,899,322	$4,019,740	$3,883,814	$3,886,742	$3,960,206

Tangible common equity reconciliation
Total stockholders’ equity (GAAP)	$609,330	$619,798	$577,329	$570,872	$562,372
Goodwill	(175,106)	(175,106)	(175,106)	(175,104)	(175,125)
Core deposit intangible, net of amortization	(25,496)	(26,996)	(28,599)	(30,225)	(31,897)
Tangible common equity (non-GAAP)	$408,728	$417,696	$373,624	$365,543	$355,350

Tangible book value per common share calculation
Tangible common equity (non-GAAP)	$408,728	$417,696	$373,624	$365,543	$355,350
Common shares outstanding at the end of the period	10,129,190	10,365,131	10,379,071	10,389,240	10,407,114
Tangible book value per common share (non-GAAP)	$40.35	$40.30	$36.00	$35.18	$34.14

Tangible equity to tangible assets calculation
Tangible common equity (non-GAAP)	$408,728	$417,696	$373,624	$365,543	$355,350
Tangible assets (non-GAAP)	$3,899,322	$4,019,740	$3,883,814	$3,886,742	$3,960,206
Tangible equity to tangible assets (non-GAAP)	10.48%	10.39%	9.62%	9.40%	8.97%

* Components of the quarterly ratios were annualized.

Bank First Corporation

Average assets, liabilities and stockholders' equity, and average rates earned or paid

	Three Months Ended
	March 31, 2024			March 31, 2023
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)
	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$3,246,962	176,655	5.44%	$3,035,477	$150,922	4.97%
Tax-exempt	108,180	4,852	4.49%	99,961	4,504	4.51%
Securities
Taxable (available for sale)	162,353	7,423	4.57%	239,857	6,428	2.68%
Tax-exempt (available for sale)	33,931	1,141	3.36%	45,941	1,420	3.09%
Taxable (held to maturity)	106,349	4,250	4.00%	54,201	1,989	3.67%
Tax-exempt (held to maturity)	4,136	107	2.59%	5,186	134	2.58%
Cash and due from banks	79,587	5,024	6.31%	44,049	1,754	3.98%
Total interest-earning assets	3,741,498	199,452	5.33%	3,524,672	167,151	4.74%
Noninterest-earning assets	447,093			413,645
Allowance for credit losses - loans	(43,695)			(36,604)
Total assets	$4,144,896			$3,901,713
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Checking accounts	$421,776	$11,513	2.73%	$295,153	$4,382	1.48%
Savings accounts	812,947	11,879	1.46%	822,362	7,186	0.87%
Money market accounts	637,454	15,156	2.38%	665,471	9,580	1.44%
Certificates of deposit	590,116	23,344	3.96%	450,666	8,868	1.97%
Brokered Deposits	748	17	2.27%	6,716	198	2.95%
Total interest-bearing deposits	2,463,041	61,909	2.51%	2,240,368	30,214	1.35%
Other borrowed funds	49,263	2,135	4.33%	94,588	4,942	5.22%
Total interest-bearing liabilities	2,512,304	64,044	2.55%	2,334,956	35,156	1.51%
Noninterest-bearing liabilities
Demand Deposits	1,016,452			1,029,470
Other liabilities	2,950			17,075
Total Liabilities	3,531,706			3,381,501
Shareholders' equity	613,190			520,212
Total liabilities & shareholders' equity	$4,144,896			$3,901,713
Net interest income on a fully taxable equivalent basis		135,408			131,995
Less taxable equivalent adjustment		(1,281)			(1,272)
Net interest income		$134,127			$130,723
Net interest spread (3)			2.78%			3.24%
Net interest margin (4)			3.62%			3.74%

(1)	Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21%.
(2)	Nonaccrual loans are included in average amounts outstanding.
(3)	Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(4)	Represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets.